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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K





                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934









       Date of Report (Date of Earliest Event Reported): January 12, 1998








                          AMERICAN BANKNOTE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



                1-3410                                    13-0460520
       (Commission File Number)             (I.R.S. Employer Identification No.)

    200 PARK AVENUE, NEW YORK, N.Y.                       10166-4999
(Address of Principal Executive Offices)                  (Zip Code)





                                 (212) 557-9100
              (Registrant's Telephone Number, Including Area Code)






          (Former Name or Former Address, if Changed Since Last Report)



================================================================================

                               EXPLANATORY NOTE

            American Banknote Corporation (the "Company") is filing this Report to include in its filings under the Securities Exchange Act of 1934 certain capitalization and pro forma information which was included in the Company's Registration Statement on Form S-4 filed under the Securities Act of 1933 and referred to below under "The Refinancing."


Item 5.     Other Events

                                 THE REFINANCING

            On December 12, 1997, the Company consummated a refinancing (the "Refinancing") of certain of its outstanding indebtedness. Pursuant to the Refinancing, the Company: (i) consummated the offering of 95,000 units (the "Units"), consisting of $95,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2007 (the "Old Notes") and 95,000 warrants (the "Warrants") to purchase an aggregate of 1,185,790 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Initial Offering"); (ii) consummated the Tender Offer and Consent Solicitation (each as defined) with respect to the Company's 11 5/8% Senior Notes due 2002 (the "11 5/8% Notes"); and (iii) repaid outstanding amounts under the revolving credit agreement of certain of its subsidiaries (the "Existing Credit Facility").
The Initial Offering was made in a transaction not requiring registration under the Securities Act of 1933.

            Pursuant to an Offer to Purchase and Consent Solicitation Statement dated September 25, 1997, the Company offered to repurchase all but not less than a majority, of its outstanding 11 5/8% Notes (the "Tender Offer") for an amount in cash equal to $1,094.47 per $1,000 principal amount of 11 5/8% Notes. Each tendering holder also received accrued and unpaid interest up to, but not including, the payment date. In connection with the Tender Offer, the Company also solicited consents (the "Consent Solicitation") from tendering holders of 11 5/8% Notes to certain proposed amendments (the "Indenture Amendments") to the indenture governing the 11 5/8% Notes (the "11 5/8% Notes Indenture"), which amendments would, among other things, eliminate substantially all of the restrictive covenants contained in the 11 5/8% Notes Indenture. Holders of 11 5/8% Notes who timely tendered received a consent payment equal to 2% of the principal amount of the related 11 5/8% Notes ($20.00 per $1,000 principal amount) (which consent payment is included in the tender price referred to above). Following the tender of 11 5/8% Notes and receipt of consents of holders of a majority of the 11 5/8% Notes (in excess of $32.5 million aggregate principal amount) on October 8, 1997, the Company and the trustee for the 11 5/8% Notes executed a supplemental indenture containing the Indenture Amendments, which became effective upon acceptance for purchase of the tendered 11 5/8% Notes on December 12, 1997. In connection with the Tender Offer and Consent Solicitation, the Company purchased, and received consents relating to, approximately 87.7% of the outstanding 11 5/8% Notes.

            The net proceeds from the sale of the Units in the Initial Offering were used to purchase 11 5/8% Notes in the Tender Offer and to pay the consent fees pursuant to the related Consent Solicitation and to repay indebtedness under the Existing Credit Facility, with the remaining proceeds used for general corporate purposes.

            On January 12, 1998, the Company and certain of its subsidiaries (the "Subsidiary Guarantors") filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") with respect to the Company's 11 1/4% Senior Subordinated Notes due 2007, Series B, and the Subsidiary Guarantors' guarantees thereof.

            Also on January 12, 1998, the Company filed Registration Statements on Form S-3 with the Commission with respect to the Warrants and the shares of Common Stock issuable upon exercise thereof as well as with respect to certain shares of Common Stock issuable upon conversion of the Convertible Debenture (as defined).

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Company as of September 30, 1997 and as adjusted (on a pro forma basis) to give effect to: (i) the Refinancing; and (ii) the issuance of a $5 million accreted value Zero Coupon Convertible Subordinated Debenture ("Convertible Debenture") in November 1997. This information should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Information included elsewhere in this Report and in the Condensed Consolidated Financial Statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as amended on Form 10-K/A (the "1996 10-K") and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (the "September
1997 10-Q").

                                                                      AS OF SEPTEMBER 30, 1997
                                                                      ------------------------
                                                                                    PRO FORMA
                                                                       ACTUAL      AS ADJUSTED
                                                                      --------     -----------
                                                                       (DOLLARS IN THOUSANDS)
Long-term debt (including current portion)
  10 3/8% Notes.....................................................  $126,500      $ 126,500
  11 5/8% Notes (less unamortized discount of $907 and $112)........    64,093          7,888
  Leigh-Mardon Debt (a).............................................    57,763         57,763
  Existing Credit Facility (b)......................................     3,191             --
  Notes offered hereby (c)..........................................        --         93,800
  Other long-term debt (d)..........................................    30,220         30,220
                                                                      --------       --------
  Total long-term debt..............................................   281,767        316,171
Total stockholders' equity (e)......................................    57,108         57,528
                                                                      --------       --------
          Total capitalization......................................  $338,875      $ 373,699
                                                                      ========       ========

---------------
(a) Consists of Non-Recourse Senior Debt of ABN Australia Limited, operating as Leigh-Mardon ("LM"), which matures June 2001 (the "Leigh-Mardon Senior Debt"), and Non-Recourse Subordinated Debt of LM, which matures September 2001 (the "Leigh-Mardon Subordinated Debt" and together with the Leigh-Mardon Senior Debt, the "Leigh-Mardon Debt"). The Leigh-Mardon Senior Debt is a term loan of approximately US$41.3 million and a US$4.0 million working capital facility, of which US$700,000 of availability was used for letters of credit. The Leigh-Mardon Subordinated Debt is a term loan of which approximately US$16.5 million was outstanding. As of September 30, 1997, interest accrued at the rate of 7.15% per annum on the Leigh-Mardon Senior Debt and at the rate of 8.07% per annum plus 4% upon amounts outstanding in excess of US$15.2 million on the Leigh-Mardon Subordinated Debt.

(b) The Existing Credit Facility was repaid from the proceeds of the Refinancing. As of September 30, 1997, the interest rate under the Existing Credit Facility was 9.0% per annum. The Existing Credit Facility expires on October 30, 1998.

(c) Net of discount to the face amount of the Old Notes attributable to the value of the Warrants issued as part of the Units.

(d) Amounts include debt incurred in Brazil, debt incurred in connection with the acquisition in August 1997 of Sati S.A., Satel S.A. and Cidel S.A. (collectively, the "Sati Group") and mortgages and other financings in the United States with varying maturities.

(e) Pro Forma As Adjusted includes the net proceeds of $4.9 million from the sale in a private placement of a Convertible Debenture, an extraordinary charge, net of applicable income taxes, of approximately $5.6 million in connection with the Refinancing and $1.2 million attributed to the value of the Warrants issued as part of the Units.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 includes the historical accounts of the Company and gives effect to: (i) the sale of a Convertible Debenture in November 1997; and (ii) the Refinancing, in each case as if it had occurred on September 30, 1997. The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1996, the nine months ended September 30, 1997 and the twelve months ended September 30, 1997 include the historical operations of the Company and give effect to the Refinancing and the acquisition of LM, which was acquired in a two-step acquisition in June and October 1996, and the acquisition of the Sati Group, acquired in August 1997, in each case as if it had occurred at the beginning of each of the periods indicated. The Refinancing Adjustments shown below do not give effect to the repayment of $10.5 million of additional borrowings under the Existing Credit Facility which were made subsequent to September 30, 1997, nor to the acquisition of assets (and related earnings) from Commonwealth Bank of Australia Limited ("Commonwealth") (for approximately US$4.6 million) and from Bank Itau ("Itau") (for approximately US$5.5 million). The pro forma adjustments give effect to the repayment of all amounts outstanding under the Existing Credit Facility during each respective period.

     The unaudited pro forma condensed consolidated financial information, which has been prepared by the Company's management, has been derived from the historical statements of operations and balance sheets of the Company in US dollars in accordance with generally accepted accounting principles. The acquisition of the Sati Group has been accounted for under the purchase method of accounting. A preliminary allocation of the purchase price has been made based on available information and is subject to adjustment. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's consolidated financial position or results of operations.

     The unaudited pro forma condensed consolidated financial information is not intended to represent and is not indicative of what the Company's results of operations actually would have been if the aforementioned transactions had been consummated as of the beginning of the periods indicated, or to project the Company's results of operations for any future period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information should be read in conjunction with "The Refinancing" and "Capitalization" included elsewhere in this Report, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes thereto of the Company included in the 1996 10-K and the September 1997 10-Q and the historical financial statements and related notes thereto of LM, included in the Company's Current Report on Form 8-K/A dated August 16, 1996.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                                                               AMERICAN                       PRO FORMA
                                                                               BANKNOTE       REFINANCING        AS
                                                                              CORPORATION     ADJUSTMENTS     ADJUSTED
                                                                              -----------     -----------     ---------
                                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents(c)...............................................  $   3,611       $   5,000 (a)
                                                                                                  24,090 (b)  $ 32,701(c)
  Accounts receivable, net...................................................     56,640                        56,640
  Inventories................................................................     41,130                        41,130
  Deferred income taxes......................................................      4,616                         4,616
  Prepaid expenses and other.................................................     16,161                        16,161
                                                                                --------         -------       -------
        Total current assets.................................................    122,158          29,090       151,248
Property, plant and equipment, net...........................................    250,326                       250,326
Other assets.................................................................     24,815           1,700 (b)    26,515
Excess of cost of investment in subsidiaries over net assets acquired........     93,846                        93,846
                                                                                --------         -------       -------
                                                                               $ 491,145       $  30,790      $521,935
                                                                                ========         =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Revolving credit...........................................................  $   3,191       ($  3,191)(b)
  Current portion of long-term debt..........................................     17,797                      $ 17,797
  Accounts payable and accrued expenses......................................     63,922             150 (a)
                                                                                                  (1,154)(b)    62,918
                                                                                --------         -------       -------
        Total current liabilities............................................     84,910          (4,195)       80,715
Long-term debt, net of current maturities....................................    260,779          38,795 (b)
                                                                                                  (1,200)(b)   298,374
Other liabilities............................................................     25,623              --        25,623
Deferred income taxes........................................................     42,372          (3,030)(b)    39,342
Minority interest............................................................     20,353                        20,353
                                                                                --------         -------       -------
                                                                                 434,037          30,370       464,407
Stockholders' equity(d)......................................................     57,108           4,850 (a)
                                                                                                   1,200 (b)
                                                                                                  (5,630)(b)    57,528
                                                                                --------         -------       -------
                                                                               $ 491,145       $  30,790      $521,935
                                                                                ========         =======       =======

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                    AMERICAN                                         PRO FORMA                    PRO FORMA
                                    BANKNOTE                SATI     ACQUISITION       AFTER       REFINANCING       AS
                                   CORPORATION     LM       GROUP    ADJUSTMENTS    ACQUISITIONS   ADJUSTMENTS    ADJUSTED
                                   -----------   -------   -------   -----------    ------------   -----------    ---------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales............................   $ 309,450    $33,474   $22,249                    $365,173                    $365,173
Cost of goods sold...............     202,158     21,783    16,329                     240,270                     240,270
                                     --------    -------   -------                    --------                    --------
Gross profit.....................     107,292     11,691     5,920                     124,903                     124,903
Selling and administrative.......      48,263      4,504     2,824                      55,591                      55,591
Depreciation and amortization....      20,042      2,077     1,795     $ 1,012 (e)      24,926                      24,926
                                     --------    -------   -------     -------        --------                    --------
Operating expenses...............      68,305      6,581     4,619       1,012          80,517                      80,517
                                     --------    -------   -------     -------        --------                    --------
Income from operations...........      38,987      5,110     1,301      (1,012)         44,386                      44,386
Interest expense.................      28,864        987       162       2,610 (f)      32,623       $ 3,494 (i)    36,117
Foreign translation losses,
  net............................         255                                              255                         255
Provision for litigation.........       2,400                                            2,400                       2,400
Other, net.......................      (2,265)        (5)                               (2,270)                     (2,270)
                                     --------    -------   -------     -------        --------        ------      --------
Income before taxes on income
  (benefit) and minority
  interest.......................       9,733      4,128     1,139      (3,622)         11,378        (3,494)        7,884
Taxes on income (benefit)........         400      1,793       376      (1,166)(g)       1,403        (1,223)(j)       180
                                     --------    -------   -------     -------        --------        ------      --------
Income before minority interest
  and extraordinary item.........       9,333      2,335       763      (2,456)          9,975        (2,271)        7,704
Minority interest................       5,234                             (439)(h)       4,795                       4,795
                                     --------    -------   -------     -------        --------        ------      --------
Income before extraordinary
  item...........................   $   4,099    $ 2,335   $   763     $(2,017)       $  5,180       $(2,271)     $  2,909
                                     ========    =======   =======     =======        ========        ======      ========
OTHER FINANCIAL DATA:
EBITDA (k)....................................................................................................    $ 69,312(l)
EBITDA margin (m).............................................................................................        19.0%
Depreciation and amortization (n).............................................................................    $ 26,290
Capital expenditures..........................................................................................      24,260
Cash interest expense (o).....................................................................................      34,753
Ratio of EBITDA to cash interest expense......................................................................         2.0x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                            AMERICAN                                PRO FORMA                     PRO FORMA
                                            BANKNOTE      SATI     ACQUISITION        AFTER       REFINANCING        AS
                                           CORPORATION    GROUP    ADJUSTMENTS     ACQUISITIONS   ADJUSTMENTS     ADJUSTED
                                           -----------   -------   -----------     ------------   -----------     ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:

Sales....................................   $ 248,416    $11,624                     $260,040                     $260,040
Cost of goods sold.......................     166,263      8,611                      174,874                      174,874
                                             --------    -------                     --------                     --------
Gross profit.............................      82,153      3,013                       85,166                       85,166
Selling and administrative...............      34,881      1,337                       36,218                       36,218
Depreciation and amortization............      17,799        850      $ 204 (e)        18,853                       18,853
                                             --------    -------      -----          --------                     --------
Operating expenses.......................      52,680      2,187        204            55,071                       55,071
                                             --------    -------      -----          --------                     --------
Income from operations...................      29,473        826       (204)           30,095                       30,095
Interest expense.........................      24,353         50        221 (f)        24,624       $ 2,311 (i)     26,935
Foreign translation losses, net..........         122                                     122                          122
Other, net...............................      (2,519)                                 (2,519)                      (2,519)
                                             --------    -------      -----          --------       -------       --------
Income before taxes on income (benefit)
  and minority interest..................       7,517        776       (425)            7,868        (2,311)         5,557
Taxes on income (benefit)................         371        265        (91)(g)           545          (809)(j)       (264)
                                             --------    -------      -----          --------       -------       --------
Income before minority interest and
  extraordinary item.....................       7,146        511       (334)            7,323        (1,502)         5,821
Minority interest........................       2,458                                   2,458                        2,458
                                             --------    -------      -----          --------       -------       --------
Income before extraordinary item.........   $   4,688    $   511      $(334)         $  4,865       $(1,502)      $  3,363
                                             ========    =======      =====          ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA(k)....................................................................................................     $ 48,948(l)
EBITDA margin(m).............................................................................................         18.8%
Depreciation and amortization(n).............................................................................     $ 19,919
Capital expenditures.........................................................................................        8,291
Cash interest expense(o).....................................................................................       25,869
Ratio of EBITDA to cash interest expense.....................................................................          1.9x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997

                                            AMERICAN                                PRO FORMA                     PRO FORMA
                                            BANKNOTE      SATI     ACQUISITION        AFTER       REFINANCING        AS
                                           CORPORATION    GROUP    ADJUSTMENTS     ACQUISITIONS   ADJUSTMENTS     ADJUSTED
                                           -----------   -------   -----------     ------------   -----------     ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................   $ 340,306    $17,393                     $357,699                     $357,699
Cost of goods sold.......................     225,628     12,849                      238,477                      238,477
                                             --------    -------                     --------                     --------
Gross profit.............................     114,678      4,544                      119,222                      119,222
Selling and administrative...............      49,817      2,026                       51,843                       51,843
Depreciation and amortization............      23,110      1,311      $ 310 (e)        24,731                       24,731
                                             --------    -------      -----          --------                     --------
Operating expenses.......................      72,927      3,337        310            76,574                       76,574
                                             --------    -------      -----          --------                     --------
Income from operations...................      41,751      1,207       (310)           42,648                       42,648
Interest expense.........................      33,093         91        363 (f)        33,547       $ 3,141(i)      36,688
Foreign translation losses, net..........         176                                     176                          176
Provision for litigation.................       2,400
        2,400                        2,400
Other, net...............................      (4,073)                                 (4,073)                      (4,073)
                                             --------    -------      -----          --------         -----       --------
Income before taxes on income (benefit)
  and minority interest..................      10,155      1,116       (673)           10,598        (3,141)         7,457
Taxes on income (benefit)................        (106)       369       (150)(g)           113        (1,099)(j)       (986)
                                             --------    -------      -----          --------         -----       --------
Income before minority interest and
  extraordinary item.....................      10,261        747       (523)           10,485        (2,042)         8,443
Minority interest........................       4,265                  (299)(h)         3,966                        3,966
                                             --------    -------      -----          --------         -----       --------
Income before extraordinary item.........   $   5,996    $   747      $(224)         $  6,519       $(2,042)      $  4,477
                                             ========    =======      =====          ========         =====       ========
OTHER FINANCIAL DATA:
EBITDA(k)....................................................................................................     $ 67,379(l)
EBITDA margin(m).............................................................................................         18.8%
Depreciation and amortization(n).............................................................................     $ 26,148
Capital expenditures.........................................................................................       14,199
Cash interest expense(o).....................................................................................       35,271
Ratio of EBITDA to cash interest expense.....................................................................          1.9x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Information

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

(a) In November 1997, the Company sold in a private placement $5.0 million accreted value Convertible Debenture with warrants. The following reflects the private placement:

        Proceeds from private placement...............................................              $ 5,000
        Accrued fees and expenses.....................................................                  150
                                                                                                    -------
        Stockholders' equity..........................................................              $ 4,850
                                                                                                    =======

(b) The following reflects the effect of the Refinancing:

        Proceeds from Old Notes....................................................  $  93,800
        Proceeds from Warrants.....................................................      1,200
                                                                                      --------
                                                                                        95,000
        Tender Offer for 11 5/8% Notes (less unamortized original
          issue discount of $795)..................................................    (56,205)    $ 38,795
        Repayment of Existing Credit Facility......................................                  (3,191)
        Net premium and expenses paid to retire above debt, including
          above unamortized original issue discount of $795........................     (6,210)
        Payment of accrued interest................................................     (1,154)      (7,364)
                                                                                      --------
        Payment of fees and expenses related to the new borrowings.................                  (4,150)
                                                                                                    -------
            Net increase in cash...................................................                $ 24,090
                                                                                                    =======

    Other assets were affected as follows:

        Increases in deferred financing costs relating to the Refinancing..........  $   4,150
        Write-off of deferred financing costs associated with debt retired.........     (2,450)    $  1,700
                                                                                      --------      =======


    As a result of the Refinancing, stockholders' equity has been charged for an extraordinary item relating to early extinguishment of debt, as follows:

        Net premium and expenses paid to retire above debt.........................  $  (6,210)
        Write-off of deferred financing costs associated with debt retired.........     (2,450)
        Deferred tax benefit, at statutory tax rates...............................      3,030     $ (5,630)
                                                                                      --------      =======


(c) Pro Forma As Adjusted cash and cash equivalents excludes the repayment of approximately $10.5 million of additional borrowings under the Existing Credit Facility which were made subsequent to September 30, 1997 and the acquisition of assets from Commonwealth (for approximately US$4.6 million) and from Itau (for approximately US$5.5 million). Giving effect for these transactions, Pro Forma As Adjusted cash and cash equivalents would be approximately $12.1 million.

(d) Stockholders' equity consist of the following:

                                                                                             AMERICAN       PRO FORMA
                                                                                             BANKNOTE          AS
                                                                                            CORPORATION     ADJUSTED
                                                                                             --------       --------
                                                                                                 (IN THOUSANDS)
        Preferred Stock...................................................................          --            --
        Convertible Debentures............................................................   $   3,620      $  8,070
        Common Stock......................................................................         211           211
        Capital surplus...................................................................      73,173        74,773
        Retained earnings (deficit).......................................................     (16,739)      (22,369)
        Treasury stock....................................................................      (1,253)       (1,253)
        Cumulative currency translation adjustment........................................      (1,904)       (1,904)
                                                                                              --------      --------
                                                                                             $  57,108      $ 57,528
                                                                                              ========      ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION -- (CONCLUDED)

                                                                                             NINE             TWELVE
                                                                            YEAR            MONTHS            MONTHS
                                                                           ENDED             ENDED             ENDED
                                                                        DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                                            1996             1997              1997
                                                                        ------------     -------------     -------------
                                                                                         (IN THOUSANDS)
(e)   Additional amortization of excess cost of investment in
      subsidiaries over net assets acquired over 25 years, for the
      periods prior to acquisition....................................    $    353         $     146         $     220
      Additional depreciation and amortization based on the estimated
      fair value received.............................................         659                58                90
                                                                          --------          --------          --------
                                                                          $  1,012         $     204         $     310
                                                                          ========          ========          ========
(f)   Additional interest expense in connection with acquisition
      borrowings......................................................    $  2,610         $     221         $     363
                                                                          ========          ========          ========
(g)   Tax effect of deductible pro forma items at statutory rates.....    $ (1,166)        $     (91)        $    (150)
                                                                          ========          ========          ========
(h)   Elimination of LM minority interest.............................    $   (439)                          $    (299)
                                                                          ========                            ========
(i)   Refinancing interest, including amortization of deferred
      financing costs.................................................    $ 10,988         $   8,241         $  10,988
      Elimination of interest and amortization of deferred financing
      costs of borrowings refinanced..................................      (7,494)           (5,930)           (7,847)
                                                                          --------          --------          --------
                                                                          $  3,494         $   2,311         $   3,141
                                                                          ========          ========          ========
(j)   Tax effect of deductible pro forma items at statutory rates.....    $ (1,223)        $    (809)        $  (1,099)
                                                                          ========          ========          ========

(k) EBITDA represents income from operations before depreciation and amortization, and is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies. The calculation of EBITDA to cash interest set forth above is not calculated on the same basis as similar calculations in various other agreements of the Company.

(l) Pro Forma As Adjusted EBITDA excludes cash flows from the Commonwealth and Itau agreements.

(m) EBITDA margin is computed as EBITDA as a percentage of sales.

(n) Includes the amortization of deferred financing costs of $1.4 million, $1.1 million, and $1.4 million for the year ended December 31, 1996 and the nine months and twelve months ended September 30, 1997, respectively.

(o) Cash interest expense represents interest expense less the amortization of deferred financing costs noted in note (n) above.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN BANKNOTE CORPORATION



                                    By: /s/ John T. Gorman
                                       -----------------------------
                                        John T. Gorman,
                                        Executive Vice President and
                                        Chief Financial Officer

Date: January 14, 1998